Exhibit 99.1

Investor and Analyst Contact:	Media Contact:
Paul Anderson	Gary Hanson
(651) 458-6494	(602) 286-1777

Alpha IR Group
(651) 769-6700
nti@alpha-ir.com

NORTHERN TIER TO PARTICIPATE IN THE
SCOTIA HOWARD WEIL 2016 ENERGY CONFERENCE

Tempe, Ariz., - March 21, 2016 - (Globe Newswire) - Northern Tier Energy LP (NYSE: NTI) (“Northern Tier”) today announced that Northern Tier management will participate in the Scotia Howard Weil 2016 Energy Conference in New Orleans on Tuesday, March 22, 2016. The meeting materials will be available beginning Tuesday, March 22, 2016, on the Investors section of Northern Tier’s website at www.northerntier.com. The meeting materials from the conference will remain available at www.northerntier.com in accordance with the Northern Tier investor presentation archive policy.

About Northern Tier

Northern Tier Energy LP (NYSE: NTI) is an independent downstream energy company with refining, retail and logistics operations that serves the PADD II region of the United States. Northern Tier operates a 97,800 barrels per stream day refinery located in St. Paul Park, Minnesota. Northern Tier also operates approximately 168 convenience stores and supports approximately 109 franchised convenience stores, primarily in Minnesota and Wisconsin, under the SuperAmerica trademark, and a bakery and commissary under the SuperMom's brand. Northern Tier is headquartered in Tempe, Arizona.

More information about Northern Tier is available at www.northerntier.com.

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